UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2009

ACCELRYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27118	33-0557266
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification number)

10188 Telesis Court, San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Executive Officer

On January 5, 2009, Mr. Mark Emkjer resigned as the Company’s President, Chief Executive Officer and as a member of its Board of Directors (the “Board”). In connection with the resignation, on January 6, 2009, Mr. Emkjer and the Company entered into a Separation Agreement and Release (the “Separation Agreement”) as contemplated by the employment agreement between the Company and Mr. Emkjer executed on May 21, 2006. Pursuant to the Separation Agreement: (i) Mr. Emkjer will remain employed by the Company until January 31, 2009 to assist with transitioning his duties; (ii) on February 1, 2009, the Company will pay Mr. Emkjer the amount of $315,000, less applicable withholdings; (iii) each month for a period of 12 months following February 1, 2009, the Company will pay Mr. Emkjer the amount of $140,000, less applicable withholdings; and (iv) the Company will pay Mr. Emkjer’s COBRA benefits for a maximum of 24 months following the date of the termination of Mr. Emkjer’s employment. The Company’s obligations to Mr. Emkjer pursuant to the Separation Agreement are contingent upon Mr. Emkjer’s abiding by certain non-competition, non-solicitation and non-disparagement obligations for a period of 24 months following the date of the termination of Mr. Emkjer’s employment, all as set forth in the Separation Agreement.

The foregoing description is intended only as a summary of the material terms of the Separation Agreement and is qualified in its entirety by reference to the full Separation Agreement, a copy of which is attached as Exhibit 10.1 of this Form 8-K.

Appointment of Interim Chief Executive Officer

On January 5, 2009, the Company’s Board appointed Mr. Todd Johnson, 45, to serve as the Company’s Chief Executive Officer on an interim basis. Mr. Johnson brings to Accelrys over twenty years of high-technology leadership experience. Most recently, Mr. Johnson was Chief Executive Officer of Kontiki, Inc., prior to its acquisition by VeriSign, Inc., following which Mr. Johnson was appointed to the roles of Vice President of VeriSign’s broadband content business and Senior Vice President of Global Marketing. Mr. Johnson began his career with Hewlett Packard and spent eleven years at Silicon Graphics, Inc., where he became Senior Vice President of Worldwide Marketing.

In connection with the appointment, the Company and Mr. Johnson executed an employment letter (the “Letter”). Pursuant to the Letter, Mr. Johnson will be paid a base salary of $420,000 per year. He will also be eligible to receive other benefits as provided to other U.S. employees of the Company and will be eligible for a bonus of up to 100% of his base salary based upon the achievement of objectives to be agreed upon by the Board. Mr. Johnson has not been a party to, nor has he had a direct or indirect material interest in, any transaction with the Company during our current or preceding fiscal year.

The foregoing description is intended only as a summary of the material terms of the Letter and is qualified in its entirety by reference to the full Letter, a copy of which is attached as Exhibit 10.2 of this Form 8-K.

Item 8.01.	Other Events.

On January 6, 2009, the Company issued a press release announcing the resignation of Mr. Emkjer and the appointment of Mr. Johnson. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Separation Agreement and Release, dated January 6, 2009, between the Company and Mark Emkjer

10.2	Letter of Employment, dated January 5, 2009, between the Company and Todd Johnson

99.1	Press release dated January 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ Rick E. Russo
Rick E. Russo
Senior Vice President and Chief Financial Officer

Date: January 6, 2009

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